Exhibit 99.1

CyrusOne Reports Fourth Quarter and Full Year 2013 Earnings
Revenue Growth of 25% for fourth quarter and 19% for full year 2013

DALLAS (February 19, 2014) - Global data center service provider CyrusOne Inc. (NASDAQ: CONE), which specializes in providing highly reliable enterprise-class, carrier-neutral data center properties to the Fortune 1000, today announced fourth quarter and full year 2013 earnings.

Highlights

•Fourth quarter revenue of $72.3 million increased 25% over the fourth quarter of 2012

•	2013 full year revenue of $263.5 million increased 19% over 2012

•	Fourth quarter Normalized FFO of $23.6 million and AFFO of $20.8 million increased 40% and 54%, respectively, over the fourth quarter of 2012

•	2013 full year Normalized FFO of $78.7 million and AFFO of $72.4 million increased 17% and 36%, respectively, over 2012

•	Fourth quarter Adjusted EBITDA of $39.9 million and full year Adjusted EBITDA of $138.7 million increased 40% and 20%, respectively, over fourth quarter and full year 2012

•	Announcing a 31% increase in the quarterly dividend for the first quarter of 2014 to $0.21 per share on common shares and common share equivalents, up from $0.16 per share in 2013

•	Purchased 14 acres of land in Northern Virginia, establishing a presence on the East Coast, and 22 acres in Austin for future data center expansion

•	Leased 47,000 colocation square feet in the fourth quarter, with utilization remaining high at 85%

“CyrusOne had a tremendous first year as a public company, with strong revenue and Adjusted EBITDA growth, additions of more than 100 logos and the successful rollout of our National IX platform” said Gary Wojtaszek, president and chief executive officer of CyrusOne. “We are also excited to announce the transaction in Northern Virginia, which supports our strategy of growing our Fortune 1000 customer base by providing a presence on the East Coast and enhancing the geographic diversity of our portfolio.”
Fourth Quarter 2013 Financial Results
Revenue was $72.3 million for the fourth quarter, compared to $58.0 million for the same period in 2012, or an increase of 25%. Operating income improved $5.8 million from the fourth quarter of 2012, as a $14.3 million increase in revenue and a $1.4 million decrease in non-recurring costs were partially offset by increases in depreciation and amortization of $6.2 million, and property operating expenses of $3.7 million. Net loss was $3.8 million for the fourth quarter, compared to a net loss of $6.9 million for the same period in 2012.
Net operating income (NOI)1 was $48.0 million for the fourth quarter, compared to $37.4 million in the same period in 2012, an increase of 28%. The increase in NOI was driven by the increase in revenue, partially offset by additional property operating costs from new facilities and expansions at existing facilities. Adjusted EBITDA2 was $39.9 million for the fourth quarter, compared to $28.4 million in the same period in 2012, an increase of 40%. The Adjusted EBITDA margin of 55.2% in the fourth quarter improved from 49.0% in the same period in 2012 as Sales, General and Administrative expenses were flat year-over-year.
Normalized Funds From Operations (Normalized FFO)3 was $23.6 million for the fourth quarter, compared to $16.8 million in the same period in 2012, an increase of 40%. The increase in Normalized FFO was primarily due to growth in Adjusted EBITDA. Normalized FFO per diluted common share or common share equivalent4 was $0.37 in the fourth quarter of 2013. Adjusted Funds From Operations (AFFO)5 was $20.8 million for the fourth quarter, compared to $13.5 million in the same period in 2012, an increase of 54%.
Full Year 2013 Financial Results

Revenue for the full year was $263.5 million, compared to $220.8 million in 2012, an increase of 19%. Net loss for the full year was $35.8 million compared to $20.3 million in 2012. The Company’s higher Adjusted EBITDA and lower asset impairments were offset by higher depreciation and amortization, transaction-related compensation and income tax expenses.
Adjusted EBITDA increased 20% to $138.7 million from $115.3 million in 2012. Normalized FFO for the full year increased to $78.7 million in 2013 from $67.4 million in 2012, an increase of 17%. AFFO for the full year was $72.4 million, an increase of 36% from $53.2 million in 2012.
Leasing Activity
CyrusOne leased approximately 47,000 colocation square feet (CSF) or 7.3 MW of power in the fourth quarter. The company added one new Fortune 10006 customer in the fourth quarter, bringing the total to 129 customers in the Fortune 1000 and 612 customers in total as of December 31, 2013. The weighted average lease term of the new leases based on square footage was 43 months, and approximately 74% of the CSF was leased to metered customers with the remainder leased on a full service basis. Recurring rent churn7 for the fourth quarter of 2013 was 1.1%, compared to 0.6% for the fourth quarter of 2012. Approximately 85% of the new leases this quarter included CyrusOne National IX services. CyrusOne is also pleased to announce that it is the first data center provider to receive multi-site data center certification from the Open-IX Association as six of its data centers in Cincinnati, Houston, Dallas, Phoenix and Austin are now certified.

Portfolio Utilization and Development
As of December 31, 2013, CyrusOne had approximately 1,052,000 CSF across 25 facilities, an increase of approximately 120,000, or 13%, from a year ago. In the fourth quarter of 2013, the company commissioned the second data hall at its Carrollton facility near Dallas adding 60,000 CSF. CSF utilization8 for the fourth quarter was 85%, compared to 78% in the same period in 2012. During the quarter, the Company purchased 14 acres of land in Northern Virginia and plans to commence construction in early 2014 with completion expected in the fourth quarter. This purchase is CyrusOne’s first expansion into the East Coast, and represents the Company’s commitment to enhancing the geographic diversity of its portfolio to support its strategy of being the preferred data center provider for Fortune 1000 enterprises. The Company also purchased 22 acres of land in Austin during the quarter for future expansion within that market, and started construction on the 22 acres of land in San Antonio that was acquired in the third quarter. The first phase of construction for this facility is expected to be completed in the fourth quarter of 2014.

Balance Sheet and Liquidity

As of December 31, 2013, the company had $525.0 million of long term debt, cash of $148.8 million, and an undrawn $225.0 million senior secured revolving credit facility. Net debt9 was $392.9 million as of December 31, 2013, or approximately 21% of the company's total enterprise value or 2.5x Adjusted EBITDA annualized. Available liquidity10 was $373.8 million as of December 31, 2013.
Dividend
On December 11, 2013, the company announced a dividend of $0.16 per share of common shares and common share equivalents for the fourth quarter of 2013. The dividend was paid on January 10, 2014, to shareholders of record at the close of business on December 27, 2013.

Additionally, today the company is announcing that its Board of Directors has authorized a 31% increase in the cash dividend which will now be $0.21 per share on the company’s common shares and common share equivalents. The dividend will be paid on April 15, 2014, to shareholders of record at the close of business on March 28, 2014.

Guidance

CyrusOne is issuing the following guidance for full year 2014:

Category	2013 Results	2014 Guidance
Revenue	$263 million	$305-315 million
Adjusted EBITDA	$139 million	$160-$165 million
Normalized FFO per diluted common share or common share equivalent	$1.22	$1.55-$1.65
Capital Expenditures
Development*	$216 million	$275-$300 million
Recurring	$4 million	$5-$10 million
Acquisition of Leased Facilities**	$28 million	—

*	Development capital is inclusive of capital used for the acquisition of land for future development.

**
Of the $28.2 million paid for the acquisition of previously leased properties, $8.4 million is presented as capital expenditures in the GAAP cash flow statement      and $19.8 million is presented as repayment of debt.

The annual guidance provided above represents forward-looking statements, which are based on current economic conditions, internal assumptions about the company's existing customer base and the supply and demand dynamics of the markets in which CyrusOne operates.

Upcoming Conferences and Events

•	Citi Global Property CEO Conference on March 2-5 in Palm Beach

•	Oppenheimer 7th Annual Cloud Services 1-on-1 Conference on March 6 in New York City

Conference Call Details

CyrusOne will host a conference call on February 20, 2014, at 8:00 AM Eastern Time (7:00 AM Central Time) to discuss its results for the fourth quarter and full year of 2013. A live webcast of the conference call will also be available on the investor relations page of the company's website at http://investor.cyrusone.com/index.cfm. The U.S. conference call dial-in number is 1-866-652-5200, and the international dial-in number is 1-412-317-6060. Passcode for the call is 10039875. A replay will be available one hour after the conclusion of the earnings call on February 20, 2014, until 9:00 AM (ET) on February 28, 2014. The U.S. toll-free replay dial-in number is 1-877-344-7529 and the international replay dial-in number is 1-412-317-0088. Replay passcode is 10039875. An archived version of the webcast will also be available on the investor relations page of the company's website at http://investor.cyrusone.com/index.cfm.

Safe Harbor
This release and the documents incorporated by reference herein contain forward-looking statements regarding future events and our future results that are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, are statements that could be deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Words such as "expects," "anticipates," "predicts," "projects," "intends," "plans," "believes," "seeks," "estimates," "continues," "endeavors," "strives," "may," variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned these forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially and adversely from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this release and those discussed in other documents we file with the Securities and Exchange Commission (SEC). More information on potential risks and uncertainties is available in our recent filings with the SEC, including CyrusOne's Form 10K report and Form 8-K reports. Actual results may differ materially and adversely from those expressed in any forward-looking statements. We undertake no obligation to revise or update any forward-looking statements for any reason.
Use of Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures that management believes are helpful in understanding the company's business, as further discussed within this press release. These financial measures, which include Funds From Operations, Normalized Funds From Operations, Adjusted EBITDA, Net Operating Income and Net debt should not be construed as being more important than comparable GAAP measures.

Detailed reconciliations of these non-GAAP financial measures to comparable GAAP financial measures have been included in the tables that accompany this release and are available in the Investor Relations section of www.cyrusone.com.
1Net Operating Income (NOI) is defined as revenue less property operating expenses. Amortization of deferred leasing costs is presented in depreciation and amortization, which is excluded from NOI. CyrusOne has not historically incurred any tenant improvement costs. Our sales and marketing costs consist of salaries and benefits for our internal sales staff, travel and entertainment, office supplies, marketing and advertising costs. General and administrative costs include salaries and benefits of our senior management and support functions, legal and consulting costs, and other administrative costs. Marketing and advertising costs are not property specific, rather these costs support our entire portfolio. As a result, we have excluded these marketing and advertising costs from our NOI calculation, consistent with the treatment of general and administrative costs, which also support our entire portfolio.
2Adjusted EBITDA is defined as net (loss) income as defined by U.S. GAAP before noncontrolling interests plus interest expense, income tax (benefit) expense, depreciation and amortization, non-cash compensation, transaction costs and transaction-related compensation, including acquisition pursuit costs, loss on sale of receivables to affiliate, restructuring costs, loss on extinguishment of debt, asset impairments, (gain) loss on sale of real estate improvements, and other special items. Other companies may not calculate Adjusted EBITDA in the same manner. Accordingly, the company's Adjusted EBITDA as presented may not be comparable to others.

3Normalized Funds From Operations (Normalized FFO) is defined as Funds From Operations (FFO) plus transaction costs, including acquisition pursuit costs, transaction-related compensation, (gain) loss on extinguishment of debt, restructuring costs and other special items. FFO is net (loss) income computed in accordance with U.S. GAAP before noncontrolling interests, (gain) loss from sales of real estate improvements, real estate-related depreciation and amortization, amortization of customer relationship intangibles, and real estate and customer relationship intangible impairments. Because the value of the customer relationship intangibles is inextricably connected to the real estate acquired, CyrusOne believes the amortization and impairments of such intangibles is analogous to real estate depreciation and impairments; therefore, the company adds the customer relationship intangible amortization and impairments back for similar treatment with real estate depreciation and impairments. CyrusOne's customer relationship intangibles are primarily associated with the acquisition of Cyrus Networks in 2010 and, at the time of acquisition, represented 22% of the value of the assets acquired. The company believes its Normalized FFO calculation provides a comparable measure to others in the industry.
4Normalized FFO per diluted common share or common share equivalent is defined as Normalized FFO divided by the average diluted common shares and common share equivalents outstanding for the quarter, which were 64,594,155 for the fourth quarter of 2013.
5Adjusted Funds From Operations (AFFO) is defined as Normalized FFO plus amortization of deferred financing costs, non-cash compensation, and non-real estate depreciation and amortization, less deferred revenue and straight line rent adjustments, leasing commissions, recurring capital expenditures, and non-cash corporate income tax benefit and expense.
Management uses FFO, Normalized FFO, Adjusted EBITDA, NOI and AFFO as supplemental performance measures because they provide performance measures that, when compared year over year, capture trends in occupancy rates, rental rates and operating costs. The company also believes that, as widely recognized measures of the performance of real estate investment trusts (REITs) and other companies, these measures will be used by investors as a basis to compare its operating performance with that of other companies. Other companies may not calculate these measures in the same manner, and, as presented, they may not be comparable to others. Therefore, FFO, Normalized FFO, NOI, AFFO and Adjusted EBITDA should be considered only as supplements to net income as measures of our performance. FFO, Normalized FFO, NOI, AFFO and Adjusted EBITDA should not be used as measures of liquidity or as indicative of funds available to fund the company's cash needs, including the ability to make distributions. These measures also should not be used as supplements to or substitutes for cash flow from operating activities computed in accordance with U.S. GAAP.
6Fortune 1000 customers include subsidiaries whose ultimate parent is a Fortune 1000 company or a foreign or private company of equivalent size.
7Recurring rent churn is calculated as any reduction in recurring rent due to customer terminations, service reductions or net pricing decreases as a percentage of annualized rent at the beginning of the period, excluding any impact from metered power reimbursements or other usage-based billing.

8Utilization is calculated by dividing CSF under signed leases for available space (whether or not the contract has commenced billing) by total CSF. Utilization rate differs from percent leased presented in the Data Center Portfolio table because utilization rate excludes office space and supporting infrastructure net rentable square footage and includes CSF for signed leases that have not commenced billing. Management uses utilization rate as a measure of CSF leased.
9Net debt provides a useful measure of liquidity and financial health. The company defines net debt as long-term debt and capital lease obligations, offset by cash, cash equivalents, and temporary cash investments.

10Liquidity is calculated as cash, cash equivalents, and temporary cash investments on hand plus the undrawn capacity on CyrusOne's revolving credit facility.

About CyrusOne

CyrusOne (NASDAQ: CONE) specializes in highly reliable enterprise-class, carrier-neutral data center properties. The company provides mission-critical data center facilities that protect and ensure the continued operation of IT infrastructure for more than 600 customers, including nine of the Fortune 20 and more than 125 of the Fortune 1000 companies.

CyrusOne's data center offerings provide the flexibility, reliability, and security that enterprise customers require and are delivered through a tailored, customer service-focused platform designed to foster long-term relationships. CyrusOne is committed to full transparency in communication, management, and service delivery throughout its 25 data centers worldwide.

# # #

Investor Relations:
Anubhav Raj or Michael Schafer
972-350-0060
investorrelations@cyrusone.com

CyrusOne Inc.
Combined Statements of Operations
(Dollars and shares in millions, except per share amounts)
(Unaudited)

	Three Months Ended December 31,				Twelve Months Ended December 31,
			Change				Change
	2013	2012	$	%	2013	2012	$	%
Revenue	$72.3	$58.0	$14.3	25%	$263.5	$220.8	$42.7	19%
Costs and expenses:
Property operating expenses	24.3	20.6	3.7	18%	93.2	76.0	17.2	23%
Sales and marketing	2.6	4.0	(1.4)	(35)%	10.6	9.7	0.9	9%
General and administrative	6.8	5.4	1.4	26%	28.0	20.7	7.3	35%
Transaction-related compensation	—	—	—	n/m	20.0	—	20.0	n/m
Depreciation and amortization	26.6	20.4	6.2	30%	95.2	73.4	21.8	30%
Restructuring charges	—	—	—	n/m	0.7	—	0.7	n/m
Transaction costs	0.2	4.4	(4.2)	(95)%	1.4	5.7	(4.3)	(75)%
Management fees charged by CBI	—	0.4	(0.4)	n/m	—	2.5	(2.5)	n/m
(Gain) loss on sale of receivables to affiliate	—	(0.4)	0.4	n/m	—	3.2	(3.2)	n/m
Asset impairments	2.8	—	2.8	n/m	2.8	13.3	(10.5)	(79)%
Total costs and expenses	63.3	54.8	8.5	16%	251.9	204.5	47.4	23%
Operating income	9.0	3.2	5.8	181%	11.6	16.3	(4.7)	(29)%
Interest expense	11.5	10.5	1.0	10%	43.7	41.8	1.9	5%
Other income	—	—	—	n/m	(0.1)	—	(0.1)	n/m
Loss on extinguishment of debt	—	—	—	n/m	1.3	—	1.3	n/m
Loss before income taxes	(2.5)	(7.3)	4.8	(66)%	(33.3)	(25.5)	(7.8)	31%
Income tax (expense) benefit	(1.1)	0.4	(1.5)	n/m	(2.3)	5.1	(7.4)	n/m
Loss from continuing operations	(3.6)	(6.9)	3.3	(48)%	(35.6)	(20.4)	(15.2)	75%
(Loss) gain on sale of real estate improvements	(0.2)	—	(0.2)	n/m	(0.2)	0.1	(0.3)	n/m
Net loss attributed to Predecessor	—	(6.9)	6.9	n/m	(20.2)	—	(20.2)	n/m
Noncontrolling interest in net loss	2.5	—	2.5	n/m	10.3	—	10.3	n/m
Net loss attributed to common stockholders	$(1.3)	$—	$(1.3)	n/m	$(5.3)	$(20.3)	$15.0	(74)%
Loss per common share - basic and diluted	$(0.06)	n/a			$(0.28)	n/a
Basic weighted average common shares	20.9				20.9
Diluted weighted average common shares	20.9				20.9

CyrusOne Inc.
Combined Balance Sheets
(Dollars in millions)
(Unaudited)

	December 31,	December 31,	Change
	2013	2012	$	%
Assets
Investment in real estate:
Land	$89.3	$44.5	$44.8	101%
Buildings and improvements	783.7	722.5	61.2	8%
Equipment	190.2	52.4	137.8	n/m
Construction in progress	57.3	64.2	(6.9)	(11)%
Subtotal	1,120.5	883.6	236.9	27%
Accumulated depreciation	(236.7)	(176.7)	(60.0)	34%
Net investment in real estate	883.8	706.9	176.9	25%
Cash and cash equivalents	148.8	16.5	132.3	n/m
Rent and other receivables	41.2	33.2	8.0	24%
Restricted cash	—	6.3	(6.3)	n/m
Goodwill	276.2	276.2	—	0%
Intangible assets, net	85.9	102.6	(16.7)	(16)%
Due from affiliates	0.6	2.2	(1.6)	(73)%
Other assets	70.3	67.0	3.3	5%
Total assets	$1,506.8	$1,210.9	$295.9	24%
Liabilities and Equity
Accounts payable and accrued expenses	$66.8	$37.1	$29.7	80%
Deferred revenue	55.9	52.8	3.1	6%
Due to affiliates	8.5	2.9	5.6	n/m
Capital lease obligations	16.7	32.2	(15.5)	(48)%
Long-term debt	525.0	525.0	—	0%
Other financing arrangements	56.3	60.8	(4.5)	(7)%
Total liabilities	729.2	710.8	18.4	3%
Shareholders’ Equity / Parent’s net investment:
Preferred stock, $.01 par value, 100,000,000 authorized; no shares issued or outstanding	—	—	—	n/m
Common stock, $.01 par value, 500,000,000 shares authorized and 21,991,669 shares issued and outstanding at December 31, 2013	0.2	—	0.2	n/m
Common stock, $.01 par value, 1,000 shares authorized and 100 shares issued and outstanding at December 31, 2012	—	—	—	n/m
Paid in capital	340.7	7.1	333.6	n/m
Accumulated deficit	(18.9)	—	(18.9)	n/m
Partnership capital	—	493.0	(493.0)	n/m
Total shareholders’ equity / parent’s net investment	322.0	500.1	(178.1)	(36)%
Noncontrolling interests	455.6	—	455.6	n/m
Total Equity	777.6	500.1	277.5	55%
Total liabilities and shareholders’ equity / parent’s net investment	$1,506.8	$1,210.9	$295.9	24%

CyrusOne Inc.
Combined Statements of Operations
(Dollars and shares in millions, except per share amounts)
(Unaudited)

For the three months ended:	December 31,	September 30,	June 30,	March 31,	December 31,
	2013	2013	2013	2013	2012
Revenue	$72.3	$67.5	$63.6	$60.1	$58.0
Costs and expenses:
Property operating expenses	24.3	24.2	24.6	20.1	20.6
Sales and marketing	2.6	2.3	2.9	2.8	4.0
General and administrative	6.8	7.2	7.1	6.9	5.4
Transaction-related compensation	—	—	—	20.0	—
Depreciation and amortization	26.6	23.9	23.0	21.7	20.4
Restructuring charges	—	0.7	—	—	—
Transaction costs	0.2	0.7	0.4	0.1	4.4
Management fees charged by CBI	—	—	—	—	0.4
Gain on sale of receivables to affiliate	—	—	—	—	(0.4)
Asset impairments	2.8	—	—	—	—
Total costs and expenses	63.3	59.0	58.0	71.6	54.8
Operating income (loss)	9.0	8.5	5.6	(11.5)	3.2
Interest expense	11.5	10.5	10.8	10.9	10.5
Other income	—	(0.1)	—	—	—
Loss on extinguishment of debt	—	—	1.3	—	—
Loss before income taxes	(2.5)	(1.9)	(6.5)	(22.4)	(7.3)
Income tax (expense) benefit	(1.1)	(0.3)	(0.3)	(0.6)	0.4
Loss from continuing operations	(3.6)	(2.2)	(6.8)	(23.0)	(6.9)
Loss on sale of real estate improvements	(0.2)	—	—	—	—
Net loss attributed to Predecessor	—	—	—	(20.2)	(6.9)
Noncontrolling interest in net loss	2.5	1.4	4.5	1.9	—
Net loss attributed to common stockholders	$(1.3)	$(0.8)	$(2.3)	$(0.9)	$—
Loss per common share - basic diluted	$(0.06)	$(0.05)	$(0.12)	$(0.05)	n/a
Basic weighted average common shares	20.9	20.9	20.9	20.9
Diluted weighted average common shares	20.9	20.9	20.9	20.9

CyrusOne Inc.
Combined Balance Sheets
(Dollars in millions)
(Unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2013	2013	2013	2013	2012
Assets
Investment in real estate:
Land	$89.3	$81.5	$74.6	$44.4	$44.5
Buildings and improvements	783.7	778.2	778.5	740.7	722.5
Equipment	190.2	134.3	97.4	68.7	52.4
Construction in progress	57.3	63.2	48.2	92.6	64.2
Subtotal	1,120.5	1,057.2	998.7	946.4	883.6
Accumulated depreciation	(236.7)	(218.6)	(208.7)	(192.1)	(176.7)
Net investment in real estate	883.8	838.6	790.0	754.3	706.9
Cash and cash equivalents	148.8	213.2	267.1	328.6	16.5
Rent and other receivables	41.2	33.9	27.2	30.0	33.2
Restricted cash	—	—	—	2.6	6.3
Goodwill	276.2	276.2	276.2	276.2	276.2
Intangible assets, net	85.9	89.9	94.1	98.4	102.6
Due from affiliates	0.6	0.9	1.6	23.2	2.2
Other assets	70.3	67.2	63.6	60.7	67.0
Total assets	$1,506.8	$1,519.9	$1,519.8	$1,574.0	$1,210.9
Liabilities and Equity
Accounts payable and accrued expenses	$66.8	$67.8	$59.3	$78.7	$37.1
Deferred revenue	55.9	55.1	52.8	51.7	52.8
Due to affiliates	8.5	7.0	7.7	8.2	2.9
Capital lease obligations	16.7	18.8	19.8	31.0	32.2
Long-term debt	525.0	525.0	525.0	525.0	525.0
Other financing arrangements	56.3	55.8	54.0	62.9	60.8
Total liabilities	729.2	729.5	718.6	757.5	710.8
Shareholders’ Equity / Parent’s net investment:
Preferred stock, $.01 par value, 100,000,000 authorized; no shares issued or outstanding	—	—	—	—	—
Common stock, $.01 par value, 500,000,000 shares authorized and 21,991,669 shares issued and outstanding at December 31, 2013	0.2	0.2	0.2	0.2	—
Common stock, $.01 par value, 1,000 shares authorized and 100 shares issued and outstanding at December 31, 2012	—	—	—	—	—
Paid in capital	340.7	339.4	337.5	335.7	7.1
Accumulated deficit	(18.9)	(14.2)	(9.7)	(3.9)	—
Partnership capital	—	—	—	—	493.0
Total shareholders’ equity / parent’s net investment	322.0	325.4	328.0	332.0	500.1
Noncontrolling interests	455.6	465.0	473.2	484.5	—
Total Equity	777.6	790.4	801.2	816.5	500.1
Total liabilities and shareholders’ equity / parent’s net investment	$1,506.8	$1,519.9	$1,519.8	$1,574.0	$1,210.9

CyrusOne Inc.
Reconciliation of Statement of Operations for the Three Months Ended March 31, 2013
(Dollars and shares in millions, except per share amounts)
(Unaudited)

	Predecessor	Successor	Combined
	January 1, 2013 to January 23, 2013	January 24, 2013 to March 31, 2013	Three Months Ended March 31, 2013
Revenue	$15.1	$45.0	$60.1
Costs and expenses:
Property operating expenses	4.8	15.3	20.1
Sales and marketing	0.7	2.1	2.8
General and administrative	1.5	5.4	6.9
Transaction-related compensation	20.0	—	20.0
Depreciation and amortization	5.3	16.4	21.7
Transaction costs	0.1	—	0.1
Total costs and expenses	32.4	39.2	71.6
Operating income (loss)	(17.3)	5.8	(11.5)
Interest expense	2.5	8.4	10.9
Loss before income taxes	(19.8)	(2.6)	(22.4)
Income tax (expense) benefit	(0.4)	(0.2)	(0.6)
Loss from continuing operations	(20.2)	(2.8)	(23.0)
Net loss attributed to Predecessor	(20.2)	—	(20.2)
Noncontrolling interest in net loss	—	1.9	1.9
Net loss attributed to common stockholders	$—	$(0.9)	$(0.9)
Loss per common share - basic and diluted	n/a	$(0.05)	$(0.05)
Basic weighted average common shares			20.9
Diluted weighted average common shares			20.9

CyrusOne Inc.
Reconciliation of Statement of Operations for the Twelve Months Ended December 31, 2013
(Dollars and shares in millions, except per share amounts)
(Unaudited)

	Predecessor	Successor	Combined
	January 1, 2013 to January 23, 2013	January 24, 2013 to December 31, 2013	Twelve Months Ended December 31, 2013
Revenue	$15.1	$248.4	$263.5
Costs and expenses:
Property operating expenses	4.8	88.4	93.2
Sales and marketing	0.7	9.9	10.6
General and administrative	1.5	26.5	28.0
Transaction-related compensation	20.0	—	20.0
Depreciation and amortization	5.3	89.9	95.2
Restructuring charges	—	0.7	0.7
Transaction costs	0.1	1.3	1.4
Impairment charges	—	2.8	2.8
Total costs and expenses	32.4	219.5	251.9
Operating income (loss)	(17.3)	28.9	11.6
Interest expense	2.5	41.2	43.7
Other income	—	(0.1)	(0.1)
Loss on extinguishment of debt	—	1.3	1.3
Loss before income taxes	(19.8)	(13.5)	(33.3)
Income tax (expense) benefit	(0.4)	(1.9)	(2.3)
Loss from continuing operations	(20.2)	(15.4)	(35.6)
Loss on sale of real estate improvement	—	(0.2)	(0.2)
Net loss attributed to Predecessor	(20.2)	—	(20.2)
Noncontrolling interest in net loss	—	10.3	10.3
Net loss attributed to common stockholders	$—	$(5.3)	$(5.3)
Loss per common share - basic and diluted	n/a	$(0.28)	$(0.28)
Basic weighted average common shares		20.9	20.9
Diluted weighted average common shares		20.9	20.9

CyrusOne Inc.
Net Operating Income and Reconciliation of Net Loss to Adjusted EBITDA
(Dollars in millions)
(Unaudited)

	Twelve Months Ended				Three Months Ended
	December 31,		Change		December 31,	September 30,	June 30,	March 31,	December 31,
	2013	2012	$	%	2013	2013	2013	2013	2012
Net Operating Income
Revenue	$263.5	$220.8	$42.7	19%	$72.3	$67.5	$63.6	$60.1	$58.0
Property operating expenses	93.2	76.0	17.2	23%	24.3	24.2	24.6	20.1	20.6
Net Operating Income (NOI)	$170.3	$144.8	$25.5	18%	$48.0	$43.3	$39.0	$40.0	$37.4
NOI as a % of Revenue	64.6%	65.6%			66.4%	64.1%	61.3%	66.6%	64.5%
Reconciliation of Net Loss to Adjusted EBITDA:
Net loss	$(35.8)	$(20.3)	$(15.5)	76%	$(3.8)	$(2.2)	$(6.8)	$(23.0)	$(6.9)
Adjustments:
Interest expense	43.7	41.8	1.9	5%	11.5	10.5	10.8	10.9	10.5
Other income	(0.1)	—	(0.1)	n/m	—	(0.1)	—	—	—
Income tax (benefit) expense	2.3	(5.1)	7.4	n/m	1.1	0.3	0.3	0.6	(0.4)
Depreciation and amortization	95.2	73.4	21.8	30%	26.6	23.9	23.0	21.7	20.4
Restructuring charges	0.7	—	0.7	n/m	—	0.7	—	—	—
Legal claim costs	0.7	—	0.7	n/m	—	0.7	—	—	—
Transaction costs	1.4	5.7	(4.3)	(75)%	0.2	0.7	0.4	0.1	4.4
(Gain) loss on sale of receivables to affiliate	—	3.2	(3.2)	(100)%	—	—	—	—	(0.4)
Non-cash compensation	6.3	3.4	2.9	85%	1.3	2.0	1.8	1.2	0.8
Asset impairments	2.8	13.3	(10.5)	n/m	2.8	—	—	—	—
Loss on extinguishment of debt	1.3	—	1.3	n/m	—	—	1.3	—	—
Loss (gain) on sale of real estate improvements	0.2	(0.1)	0.3	n/m	0.2	—	—	—	—
Transaction-related compensation	20.0	—	20.0	n/m	—	—	—	20.0	—
Adjusted EBITDA	$138.7	$115.3	$23.4	20%	$39.9	$36.5	$30.8	$31.5	$28.4
Adjusted EBITDA as a % of Revenue	52.6%	52.2%			55.2%	54.1%	48.4%	52.4%	49.0%

CyrusOne Inc.
Reconciliation of Net Loss to FFO, Normalized FFO, and AFFO
(Dollars in millions, except per share amounts)
(Unaudited)

	Twelve Months Ended				Three Months Ended
	December 31,		Change		December 31,	September 30,	June 30,	March 31,	December 31,
	2013	2012	$	%	2013	2013	2013	2013	2012
Reconciliation of Net Loss to FFO and Normalized FFO:
Net income (loss)	$(35.8)	$(20.3)	$(15.5)	76%	$(3.8)	$(2.2)	$(6.8)	$(23.0)	$(6.9)
Adjustments:
Real estate depreciation and amortization	70.6	52.9	17.7	33%	20.0	17.8	16.9	15.9	15.4
Amortization of customer relationship intangibles	16.8	16.0	0.8	5%	4.2	4.2	4.2	4.2	3.9
Real estate impairments	2.8	11.7	(8.9)	(76)%	2.8	—	—	—	—
Customer relationship intangible impairments	—	1.5	(1.5)	n/m	—	—	—	—	—
Loss (gain) on sale of real estate improvements	0.2	(0.1)	0.3	n/m	0.2	—	—	—	—
Funds from Operations (FFO)	$54.6	$61.7	(7.1)	(12)%	$23.4	$19.8	$14.3	$(2.9)	$12.4
Transaction-related compensation	20.0	—	20.0	n/m	—	—	—	20.0	—
Loss on extinguishment of debt	1.3	—	1.3	n/m	—	—	1.3	—	—
Restructuring charges	0.7	—	0.7	n/m	—	0.7	—	—	—
Legal claim costs	0.7	—	0.7	n/m	—	0.7	—	—	—
Transaction costs	1.4	5.7	(4.3)	(75)%	$0.2	$0.7	$0.4	$0.1	4.4
Normalized Funds from Operations (Normalized FFO)	$78.7	$67.4	$11.3	17%	$23.6	$21.9	$16.0	$17.2	$16.8
Normalized FFO per diluted common share or common share equivalent*	$1.22	n/a	$—	n/m	$0.37	$0.33	$0.25	$0.27	n/a
Weighted Average diluted common share and common share equivalent outstanding*	64.6	n/a	—	n/m	64.6	64.7	64.7	64.5	—
Reconciliation of Normalized FFO to AFFO:
Normalized FFO	$78.7	$67.4	$11.3	17%	$23.6	$21.9	$16.0	$17.2	$16.8
Adjustments:
Amortization of deferred financing costs	4.1	0.3	3.8	n/m	1.3	0.5	1.7	0.6	0.3
Non-cash compensation	6.3	3.4	2.9	85%	1.3	2.0	1.8	1.2	0.8
Non-real estate depreciation and amortization	7.8	4.5	3.3	73%	2.4	1.9	1.9	1.6	1.1
Deferred revenue and straight line rent adjustments	(13.9)	(8.3)	(5.6)	67%	(4.2)	(3.7)	(3.7)	(2.3)	(2.3)
Leasing commissions	(6.8)	(4.4)	(2.4)	55%	(1.7)	(1.7)	(2.5)	(0.9)	(1.1)
Recurring capital expenditures	(4.2)	(3.9)	(0.3)	8%	(1.9)	(1.6)	(0.4)	(0.3)	(1.6)
Corporate income tax (benefit) expense	0.4	(5.8)	6.2	n/m	—	—	—	0.4	(0.5)
Adjusted Funds from Operations (AFFO)	$72.4	$53.2	$19.2	36%	$20.8	$19.3	$14.8	$17.5	$13.5

*	Assumes diluted common shares and common share equivalents were outstanding as of January 1, 2013 for the Three Months Ended March 31, 2013.

CyrusOne Inc.
Market Capitalization Summary and Reconciliation of Net Debt
(Unaudited)

Market Capitalization

	Shares or Equivalents Outstanding	Market Price as of December 31, 2013	Market Value Equivalents (in millions)
Common shares	21,991,669	$22.33	$491.1
Operating Partnership units	42,586,835	$22.33	951.0
Net Debt			392.9
Total Enterprise Value (TEV)			$1,835.0
Net Debt as a % of TEV			21.4%
Net Debt to LQA Adjusted EBITDA			2.5x

Reconciliation of Net Debt

(Dollars in millions)	December 31,	September 30,	June 30,	March 31,	December 31,
	2013	2013	2013	2013	2012
Long-term debt	$525.0	$525.0	$525.0	$525.0	$525.0
Capital lease obligations	16.7	18.8	19.8	31.0	32.2
Less:
Cash and cash equivalents	(148.8)	(213.2)	(267.1)	(328.6)	(16.5)
Net Debt	$392.9	$330.6	$277.7	$227.4	$540.7

CyrusOne Inc.
Colocation Square Footage (CSF) and Utilization
(Unaudited)

	As of December 31, 2013		As of December 31, 2012
Market	CSF Capacity (Sq Ft)	% Utilized	CSF Capacity (Sq Ft)	% Utilized
Cincinnati	419,231	89%	411,730	92%
Dallas	231,598	80%	171,100	69%
Houston	230,718	91%	188,602	93%
Austin	54,003	69%	57,078	32%
Phoenix	36,654	67%	36,222	0%
San Antonio	43,487	100%	35,765	61%
Chicago	23,298	52%	23,278	52%
International	13,200	78%	8,200	52%
Total Footprint	1,052,189	85%	931,975	78%

CyrusOne Inc.
2014 Guidance
(Unaudited)

	2013 Results	Full Year 2014
Revenue	$263 million	$305 - $315 million
Adjusted EBITDA	$139 million	$160 - $165 million
Normalized FFO per diluted common share or common share equivalent	$1.22	$1.55 - $1.65

Capital Expenditures
Development*	$216 million	$275 - $300 million
Recurring	$4 million	$5 - $10 million
Acquisition of leased facilities**	$28 million	—

*	Development capital is inclusive of capital used for the acquisition of land for future development.
** Of the $28.2 million paid for the acquisition of previously leased properties, $8.4 million is presented as capital expenditures in the GAAP cash flow     statement and $19.8 million is presented as repayment of debt.

CyrusOne Inc.
Data Center Portfolio
As of December 31, 2013
(Unaudited)

			Operating Net Rentable Square Feet (NRSF)(a)						Powered Shell Available for Future Development (NRSF)(i)	Available UPS Capacity (MW)(j)
Facilities	Metropolitan Area	Annualized Rent(b)	Colocation Space (CSF)(c)	Office & Other(d)	Supporting Infrastructure(e)	Total(f)	Percent Leased(g)	CSF Utilized (h)
Westway Park Blvd. (Houston West 1)	Houston	46,835,178	112,133	12,735	36,732	161,600	97%	97%	3,000	28
Southwest Fwy. (Galleria)	Houston	41,548,783	63,469	17,259	23,203	103,931	91%	97%	—	14
S. State Hwy 121 Business (Lewisville)*	Dallas	36,204,739	108,687	11,279	59,344	179,310	94%	95%	—	18
West Seventh Street (7th St.)***	Cincinnati	33,236,556	211,672	5,744	171,561	388,977	90%	90%	37,000	13
Kingsview Drive (Lebanon)	Cincinnati	19,628,121	65,303	36,261	49,159	150,723	82%	78%	72,000	14
Industrial Road (Florence)	Cincinnati	15,240,711	52,698	46,848	40,374	139,920	94%	100%	—	9
Westover Hills Blvd. (San Antonio 1)	San Antonio	12,113,780	43,487	2,351	35,955	81,793	98%	100%	23,000	12
Knightsbridge Drive (Hamilton)*	Cincinnati	11,052,761	46,565	1,077	35,336	82,978	90%	90%	—	10
W. Frankford Road (Carrollton)	Dallas	9,270,138	107,256	19,706	53,588	180,550	54%	64%	345,000	9
E. Ben White Blvd. (Austin 1)*	Austin	6,372,547	16,223	21,376	7,516	45,115	94%	85%	—	2
Parkway Dr. (Mason)	Cincinnati	5,943,770	34,072	26,458	17,193	77,723	99%	100%	—	4
Midway Rd.**	Dallas	5,397,262	8,390	—	—	8,390	100%	100%	—	1
Metropolis Drive (Austin 2)	Austin	4,863,285	37,780	4,128	18,444	60,352	55%	61%	—	5
Kestral Way (London)**	London	3,482,515	10,000	—	—	10,000	99%	99%	—	1
Westway Park Blvd. (Houston West 2)	Houston	3,022,611	42,116	6,286	28,379	76,781	49%	61%	12,000	6
Springer Street (Lombard)	Chicago	2,318,443	13,516	4,115	12,230	29,861	59%	47%	29,000	3
South Ellis Street (Phoenix)	Phoenix	2,126,536	36,654	36,135	38,410	111,199	34%	67%	76,000	6
Marsh Ln.**	Dallas	2,113,567	4,245	—	—	4,245	100%	100%	—	1
Goldcoast Drive (Goldcoast)	Cincinnati	1,463,863	2,728	5,280	16,481	24,489	100%	100%	14,000	1
E. Monroe Street (Monroe St.)	South Bend	1,055,610	6,350	—	6,478	12,828	64%	64%	4,000	1
North Fwy. (Greenspoint)**	Houston	1,034,598	13,000	1,449	—	14,449	100%	100%	—	1
Bryan St.**	Dallas	1,012,018	3,020	—	—	3,020	57%	57%	—	1
Crescent Circle (Blackthorn)*	South Bend	649,159	3,432	—	5,125	8,557	49%	49%	11,000	1
McAuley Place (Blue Ash)*	Cincinnati	592,804	6,193	6,950	2,166	15,309	71%	39%	—	1
Jurong East (Singapore)**	Singapore	332,772	3,200	—	—	3,200	12%	12%	—	1
Total		$266,912,127	1,052,189	265,437	657,674	1,975,300	82%	85%	626,000	158

*	Indicates properties in which we hold a leasehold interest in the building shell and land. All data center infrastructure has been constructed by us and owned by us.

**	Indicates properties in which we hold a leasehold interest in the building shell, land, and all data center infrastructure.

***	The information provided for the West Seventh Street (7th St.) property includes data for two facilities, one of which we lease and one of which we own.

(a)	Represents the total square feet of a building under lease or available for lease based on engineers’ drawings and estimates but does not include space held for development or space used by CyrusOne.

(b)
Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of December 31, 2013, multiplied by 12. For the month of December 2013, customer reimbursements were $24.1 million annualized and consisted of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers’ utilization of power and the suppliers’ pricing of power. From January 1, 2012, through December 31, 2013, customer reimbursements under leases with separately metered power constituted between 7.3% and 9.7% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent as of December 31, 2013, was $282,358,919. Our annualized effective rent was greater than our annualized rent as of December 31, 2013, because our positive straight-line and other adjustments and amortization of deferred revenue exceeded our negative straight-line adjustments due to factors such as the timing of contractual rent escalations and customer prepayments for services.

(c)	CSF represents the NRSF at an operating facility that is currently leased or readily available for lease as colocation space, where customers locate their servers and other IT equipment.

(d)	Represents the NRSF at an operating facility that is currently leased or readily available for lease as space other than CSF, which is typically office and other space.

(e)	Represents infrastructure support space, including mechanical, telecommunications and utility rooms, as well as building common areas.

(f)	Represents the NRSF at an operating facility that is currently leased or readily available for lease. This excludes existing vacant space held for development.

(g)
Percent leased is determined based on NRSF being billed to customers under commenced leases as of December 31, 2013, divided by total NRSF. Leases signed but not commenced as of December 31, 2013, are not included. Supporting infrastructure has been allocated to leased NRSF on a proportionate basis for purposes of this calculation.

(h)	Utilization is calculated by dividing CSF under signed leases for available space (whether or not the contract has commenced billing) by total CSF.

(i)	Represents space that is under roof that could be developed in the future for operating NRSF, rounded to the nearest 1,000.

(j)
UPS Capacity (also referred to as critical load) represents the aggregate power available for lease to and exclusive use by customers from the facility’s installed universal power supplies (UPS) expressed in terms of megawatts. The capacity presented is for non-redundant megawatts as we can develop flexible solutions to our customers at multiple resiliency levels. May not foot due to rounding.

CyrusOne Inc.
NRSF Under Development
As of December 31, 2013
(Dollars in millions)
(Unaudited)

		NRSF Under Development (a)						Under Development Costs(b)
Facilities	Metropolitan Area	Colocation Space (CSF)	Office & Other	Supporting Infrastructure	Powered Shell(c)	Total	UPS MW Capacity(d)	Actual to Date	Estimated Costs to Completion	Total
W. Frankford Rd. (Carrollton)	Dallas	60,000	8,000	28,000	—	96,000	9	$2	$24-29	$26-31
Westover Hills Blvd. (San Antonio 2)	San Antonio	30,000	20,000	25,000	40,000	115,000	3	—	32-38	32-38
Westway Park Blvd. (Houston West 2)	Houston	38,000	—	22,000	—	60,000	6	4	17-21	21-25
Westway Park Blvd. (Houston West 3)	Houston	—	—	—	320,000	320,000	—	1	18-24	19-25
South Ellis Street, Chandler, AZ (Phoenix)	Phoenix	—	—	—	—	—	3	3	4-5	7-8
Ridgetop Circle, Sterling, VA (Northern VA)	Northern Virginia	30,000	5,000	30,000	50,000	115,000	3	—	26-30	26-30
Metropolis Dr., Austin, TX (Austin 2)	Austin	5,000	—	—	—	5,000	—	—	0.5-1.0	0.5-1.0
Total		163,000	33,000	105,000	410,000	711,000	24	$10	$121.5-148.0	$131.5-158.0

(a)
Represents NRSF at a facility for which activities have commenced or are expected to commence in the next 2 quarters to prepare the space for its intended use. Estimates and timing are subject to change.

(b)	Represents management’s estimate of the total costs required to complete the current NRSF under development. There may be an increase in costs if customers require greater power density.

(c)	Represents NRSF under construction that, upon completion, will be powered shell available for future development into operating NRSF.

(d)
UPS Capacity (also referred to as critical load) represents the aggregate power available for lease to and exclusive use by customers from the facility’s installed universal power supplies (UPS) expressed in terms of megawatts. The capacity presented is for non-redundant megawatts, as we can develop flexible solutions to our customers at multiple resiliency levels. May not foot due to rounding.

CyrusOne Inc.
Customer Diversification(a)
As of December 31, 2013
(Unaudited)

	Principal Customer Industry	Number of Locations	Annualized Rent(b)	Percentage of Portfolio Annualized Rent(c)	Weighted Average Remaining Lease Term in Months(d)
1	Telecommunications (CBI)(e)	7	$21,768,198	8.2%	27.1
2	Energy	2	19,710,295	7.4%	10.4
3	Energy	4	14,946,572	5.6%	11.4
4	Research and Consulting Services	3	12,513,879	4.7%	7.1
5	Telecommunication Services	1	11,164,966	4.2%	48.4
6	Information Technology	3	9,775,173	3.7%	54.3
7	Information Technology	3	8,271,195	3.1%	41.1
8	Financials	1	6,000,225	2.2%	77.0
9	Telecommunication Services	3	5,005,493	1.9%	64.0
10	Energy	2	4,737,000	1.8%	31.0
11	Information Technology	1	4,732,856	1.8%	24.0
12	Consumer Staples	1	4,523,035	1.7%	99.5
13	Energy	1	4,152,405	1.6%	11.8
14	Information Technology	1	4,055,016	1.5%	86.0
15	Energy	3	3,882,179	1.5%	4.1
16	Information Technology	2	3,838,140	1.4%	86.0
17	Energy	1	3,612,639	1.4%	29.3
18	Energy	4	3,446,913	1.3%	33.2
19	Energy	1	3,299,383	1.2%	13.3
20	Consumer Discretionary	1	3,290,127	1.2%	10.3
			$152,725,689	57.4%	32.7

(a)	Includes customer affiliates.

(b)
Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of December 31, 2013, multiplied by 12. For the month of December 2013, our total portfolio annualized rent was $266.9 million and customer reimbursements were $24.1 million annualized, consisting of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers’ utilization of power and the suppliers’ pricing of power. From January 1, 2012 through December 31, 2013, customer reimbursements under leases with separately metered power constituted between 7.3% and 9.7% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent for our total portfolio as of December 31, 2013 was $282,358,919. Our annualized effective rent was greater than our annualized rent as of December 31, 2013 because our positive straight-line and other adjustments and amortization of deferred revenue exceeded our negative straight-line adjustments due to factors such as the timing of contractual rent escalations and customer prepayments for services.

(c)	Represents the customer’s total annualized rent divided by the total annualized rent in the portfolio as of December 31, 2013, which was approximately $266.9 million.

(d)
Weighted average based on customer’s percentage of total annualized rent expiring and is as of December 31, 2013, assuming that customers exercise no renewal options and exercise all early termination rights that require payment of less than 50% of the remaining rents. Early termination rights that require payment of 50% or more of the remaining lease payments are not assumed to be exercised because such payments approximate the profitability margin of leasing that space to the customer, such that we do not consider early termination to be economically detrimental to us.

(e)
Includes information for both Cincinnati Bell Technology Solutions (CBTS) and Cincinnati Bell Telephone and two customers that have contracts with CBTS. We expect the contracts for these two customers to be assigned to us, but the consents for such assignments have not yet been obtained. Excluding these customers, Cincinnati Bell Inc. and subsidiaries represented 2.9% of our annualized rent as of December 31, 2013.

CyrusOne Inc.
Lease Distribution
As of December 31, 2013
(Unaudited)

NRSF Under Lease(a)	Number of Customers(b)	Percentage of All Customers	Total Leased NRSF(c)	Percentage of Portfolio Leased NRSF	Annualized Rent(d)	Percentage of Annualized Rent
0-999	458	77%	86,801	5%	$34,407,299	13%
1,000-2,499	46	8%	73,656	5%	13,658,013	5%
2,500-4,999	31	5%	113,295	7%	24,489,702	9%
5,000-9,999	28	5%	195,001	12%	52,544,811	20%
10,000+	32	5%	1,141,957	71%	141,812,302	53%
Total	595	100%	1,610,710	100%	$266,912,127	100%

(a)	Represents all leases in our portfolio, including colocation, office and other leases.

(b)	Represents the number of customers in our portfolio leasing data center, office and other space.

(c)
Represents the total square feet at a facility under lease and that has commenced billing, excluding space held for development or space used by CyrusOne. A customer’s leased NRSF is estimated based on such customer’s direct CSF or office and light-industrial space plus management’s estimate of infrastructure support space, including mechanical, telecommunications and utility rooms, as well as building common areas.

(d)
Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of December 31, 2013, multiplied by 12. For the month of December 2013, customer reimbursements were $24.1 million annualized and consisted of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers’ utilization of power and the suppliers’ pricing of power. From January 1, 2012, through December 31, 2013, customer reimbursements under leases with separately metered power constituted between 7.3% and 9.7% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent as of December 31, 2013, was $282,358,919. Our annualized effective rent was greater than our annualized rent as of December 31, 2013, because our positive straight-line and other adjustments and amortization of deferred revenue exceeded our negative straight-line adjustments due to factors such as the timing of contractual rent escalations and customer prepayments for services.

CyrusOne Inc.
Lease Expirations
As of December 31, 2013
(Unaudited)

Year(a)	Number of Leases Expiring(b)	Total Operating NRSF Expiring	Percentage of Total NRSF	Annualized Rent(c)	Percentage of Annualized Rent	Annualized Rent at Expiration(d)	Percentage of Annualized Rent at Expiration
Available		364,590	18%
Month-to-Month	215	31,084	2%	$9,094,261	3%	$9,094,261	2%
2014	881	434,697	22%	94,692,969	35%	96,525,370	33%
2015	505	271,436	14%	40,239,102	15%	42,876,722	15%
2016	441	116,316	6%	37,473,047	14%	40,496,601	14%
2017	127	244,624	12%	28,609,914	11%	29,889,056	10%
2018	130	145,591	7%	27,421,947	10%	30,791,401	11%
2019	16	99,205	5%	5,349,615	2%	5,786,692	2%
2020	36	124,259	6%	9,449,453	4%	12,429,996	4%
2021	13	32,010	2%	4,163,781	2%	4,607,532	2%
2022	6	39,734	2%	5,892,252	2%	10,350,039	4%
2023 - Thereafter	26	71,754	4%	4,525,786	2%	7,616,436	3%
Total	2,396	1,975,300	100%	$266,912,127	100%	$290,464,106	100%

(a)
Leases that were auto-renewed prior to December 31, 2013, are shown in the calendar year in which their current auto-renewed term expires. Unless otherwise stated in the footnotes, the information set forth in the table assumes that customers exercise no renewal options and exercise all early termination rights that require payment of less than 50% of the remaining rents. Early termination rights that require payment of 50% or more of the remaining lease payments are not assumed to be exercised because such payments approximate the profitability margin of leasing that space to the customer, such that we do not consider early termination to be economically detrimental to us.

(b)	Number of leases represents each agreement with a customer. A lease agreement could include multiple spaces and a customer could have multiple leases.

(c)
Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of December 31, 2013, multiplied by 12. For the month of December 2013, customer reimbursements were $24.1 million annualized and consisted of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers’ utilization of power and the suppliers’ pricing of power. From January 1, 2012 through December 31, 2013, customer reimbursements under leases with separately metered power constituted between 7.3% and 9.7% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent as of December 31, 2013, was $282,358,919. Our annualized effective rent was greater than our annualized rent as of December 31, 2013, because our positive straight-line and other adjustments and amortization of deferred revenue exceeded our negative straight-line adjustments due to factors such as the timing of contractual rent escalations and customer prepayments for services.

(d)	Represents the final monthly contractual rent under existing customer leases that had commenced as of December 31, 2013, multiplied by 12.